Exhibit 13.1

CERTIFICATIONS

In connection with the Annual Report of China Mobile Games and Entertainment Group Limited (the “Company”) on Form 20-F for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Jian Xiao, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 7, 2014

By:	/s/ Ken Jian Xiao
Name:	Ken Jian Xiao
Title:	Director and Chief Executive Officer